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                                                                  EXHIBIT (e)(2)

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

                         REVISED AS OF NOVEMBER 19, 2004

FUNDS

Balanced Fund
Capital Appreciation Fund
Growth and Income Fund
Information and Technology Fund
International Equity Fund
International Equity Index Fund
Mid-Cap Equity Fund
Mid-Cap Value Equity Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Strategic Quantitative Equity Fund
Tax Sensitive Growth Stock Fund
Value Income Stock Fund
Aggressive Growth Stock Fund
Emerging Growth Stock Fund
Classic Institutional U.S. Government Securities Super Short Income Plus Fund Classic Institutional High Quality Bond Fund
Classic Institutional Super Short Income Plus Fund
Classic Institutional Total Return Bond Fund
Classic Institutional Short-Term Bond Fund
Florida Tax-Exempt Bond Fund
Georgia Tax-Exempt Bond Fund
High Income Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Limited-Term Federal Mortgage Securities Fund
Maryland Municipal Bond Fund
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Strategic Income Fund
U.S. Government Securities Fund
Virginia Intermediate Municipal Bond Fund
Virginia Municipal Bond Fund
Prime Quality Money Market Fund
Tax-Exempt Money Market Fund

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U.S. Government Securities Money Market Fund
U.S. Treasury Money Market Fund
Virginia Tax-Free Money Market Fund
Classic Institutional Cash Management Money Market Fund
Classic Institutional U.S. Government Securities Money Market Fund Classic Institutional U.S. Treasury Securities Money Market Fund
Life Vision Aggressive Growth Fund
Life Vision Conservative Fund
Life Vision Growth and Income Fund
Life Vision Moderate Growth Fund
Classic Institutional Core Bond Fund
Classic Institutional Intermediate Bond Fund
Seix Institutional High Yield Fund, and
Classic Institutional Limited Duration Fund
North Carolina Tax-Exempt Bond Fund